Exhibit 99.1

BLINK CHARGING ANNOUNCES SECOND QUARTER 2025 RESULTS

●	Second quarter 2025 total revenues grew 38% sequentially to $28.7 million compared to the first quarter of 2025
●	Second quarter 2025 service revenues grew 46% year-over-year to $11.8 million
●	Company incurred approximately $16.5 million in largely one-time, non-cash charges in the quarter
●	Reduced compensation expenses by 22% year-over-year; eliminated $8 million in annualized expenses through efficiencies
●	Subsequent to quarter end, Blink acquired Zemetric, Inc., a charging infrastructure company with tailored solutions for fleets, multi-family, and commercial applications
●	Following the close of the second quarter, the Company announced an agreement with the former shareholders of Envoy Technologies, its wholly owned subsidiary, releasing Blink from all payment obligations and liability in exchange for stock and performance-based warrants.

Bowie, MD (August 18, 2025) – Blink Charging Co. (NASDAQ: BLNK) (“Blink”), a leading global owner, operator, and provider of electric vehicle (EV) charging equipment and services, today announced financial results for the second quarter ended June 30, 2025.

The following top-line highlights are in thousands of dollars:

	Three Months Ended (Sequential)			Three Months Ended (YoY)
	June 30, 2025	March 31, 2025	% Change	June 30, 2025	June 30, 2024	% Change
Product Revenues	$14,508	$8,381	73.1%	$14,508	$23,582	(38.5)%
Service Revenues(1)	11,756	10,581	11.1%	11,756	8,045	46.1%
Other Revenues(2)	2,403	1,792	34.1%	2,403	1,635	47.0%
Total Revenues	$28,667	$20,754	38.1%	$28,667	$33,262	(13.8)%

(1)	Service Revenues consist of repeat charging service revenues, recurring network fees, and car-sharing service revenues.
(2)	Other Revenues consist of warranty fees, grants and rebates, and other revenues.

Mike Battaglia, President and Chief Executive Officer of Blink Charging, commented, “We made solid progress in the second quarter, achieving consolidated revenues of $28.7 million, reflecting growth of 38% sequentially as compared to the first quarter of 2025, highlighted by a 73% sequential increase in product sales and an 11% sequential increase in service revenues. Furthermore, although we incurred $16.5 million in largely one-time, non-cash charges this quarter, we reduced our ongoing annual operating expenses by approximately $8 million, reflecting our commitment to enhancing efficiencies across the business.”

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Acquisition of Zemetric, Inc.

Following the close of the second quarter, Blink announced its acquisition of Zemetric, Inc., a charging infrastructure company with tailored solutions for fleets, multi-family, and commercial applications. Zemetric brings market-leading hardware, software and service solutions designed and built to be interoperable and highly reliable to scale electrification. Zemetric’s founding team has joined Blink and includes Harmeet Singh, who now serves as Blink’s Chief Technology Officer; Bonnie Datta, Senior Vice President of Global Commercial Operations; and Kapil Singhi, VP of Hardware and Firmware Engineering.

Mr. Battaglia continued, “Our recent acquisition of Zemetric, Inc., expands our portfolio of offerings and we are particularly excited to add their intelligent and flexible L2 products. This addition enables us to offer value-oriented charging solutions that were not previously part of our product lineup. We are also pleased to welcome Zemetric’s founder and CEO, Harmeet Singh, who has joined Blink as Chief Technology Officer. At Zemetric, Harmeet developed state-of-the-art software solutions designed to enhance interoperability and reduce the total cost of ownership for fleets. Harmeet is a proven executive in our industry and is the ideal leader to drive technology excellence within Blink, as well as oversee the integration of Zemetric’s complementary technological capabilities.”

Envoy Technologies Update

On August 6, 2025, Blink announced that it has reached an agreement with the former shareholders of its wholly owned subsidiary, Envoy Technologies, Inc. (“Envoy”), a leading provider of on-demand electric vehicle car-sharing services for real estate companies, to amend the organization’s planned merger agreement. The amended agreement releases Blink from all payment obligations and liability following the issuance of $10 million in shares of Company common stock, based on the volume-weighted average trading price for the 25 trading days preceding the issuance date, and warrants exercisable for shares of Company common stock with an aggregate notional value of $11 million, divided into three tranches with vesting conditions as follows:

●	$2.5 million worth of warrants that will vest upon the common stock of Blink reaching a price per share of $1.70 for seven consecutive days;
●	$2.5 million worth of warrants that will vest upon the common stock of Blink reaching a price per share of $2.10 for seven consecutive days; and
●	$6 million worth of warrants that will vest upon the common stock of Blink reaching a price per share of $4.85 for seven consecutive days.

These warrants will expire 20 months after their issuance date. Further details of the agreement may be found here.

Business Outlook

Based on current visibility, Blink expects to achieve continued sequential revenue growth in the second half of 2025.  Looking ahead, the Company expects to maintain strong momentum across both its recurring and repeatable charging revenue streams. Recurring revenues, derived primarily from network fees, are expected to benefit from the expanding installed base of chargers. At the same time, the Company expects growth in repeatable charging revenue as it scales its EV charging infrastructure, driven by increased utilization and rising energy prices.

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The Company remains committed to advancing operational efficiency through disciplined expense management and targeted initiatives aimed at lowering operating costs and reducing cash burn. These efforts are central to the Company’s strategy to strengthen the business model and define a clear path to profitability.

Second Quarter and First Six Months 2025 Financial Results

Revenues

Total Revenues were $28.7 million for the second quarter of 2025, compared to revenues of $33.3 million in the second quarter of 2024. Second quarter revenues grew 38% sequentially compared to revenue of $20.8 million in the first quarter of 2025. For the first six months of 2025, Blink reported total revenue of $49.4 million compared to revenue of $70.8 million in the first six months of 2024.

Product Revenues were $14.5 million in the second quarter of 2025, compared to $23.6 million in the second quarter of 2024. In the first six months of 2025, product revenues were $22.9 million compared to $51.1 million in the first six months of 2024. Sequentially, product revenues grew 73%, primarily driven by demand for DC fast chargers and L2 Series chargers, compared to the first quarter of 2025.

Service Revenues, which consist of repeat charging service revenues, recurring network fees, and car-sharing service revenues, increased by $3.7 million or 46% to $11.8 million in the second quarter of 2025, compared to service revenues of $8.0 million in the second quarter of 2024, primarily driven by greater utilization of chargers and an increased number of chargers on the Blink networks. Sequentially, service revenues increased 11% as compared to the first quarter of 2025.

Service Revenues for the first six months of 2025 were $22.3 million, an increase of 38% compared to service revenues of $16.2 million in the same prior year period.

Other Revenues, which are comprised of warranty fees, grants and rebates, and additional sources, were $2.4 million in the second quarter of 2025, compared to $1.6 million in the second quarter of 2024. For the first six months of 2025, other revenues were $4.2 million as compared to $3.5 million in the first six months of 2024.

Gross Profit

Gross Profit was $2.1 million, or 7% of revenues in the second quarter of 2025, compared to gross profit of $10.7 million, or 32% of revenues, in the second quarter of 2024. Gross profit in the first six months of 2025 was $9.5 million or 19% of revenues compared to $24.1 million or 34% of revenues in the same prior year period. For the three and six months of 2025, gross profit was impacted primarily by non-cash inventory and PP&E adjustment of $6.4 million related to obsolete inventory and PP&E items. Excluding the impact of this largely one-time, non-cash charge, the gross profit in the second quarter of 2025 would have been $8.5 million or 30% gross profit margin.

Operating Expenses

Operating expenses in the second quarter of 2025 were $34.3 million compared to $31.4 million in the second quarter of 2024. In the first six months of 2025, operating expenses were $62.8 million compared to $62.3 million in the first six months of 2024.

Operating expenses in the second quarter of 2025 include approximately $10.1 million of largely one-time, non-cash charges, primarily related to assets impairment, fair value changes in Envoy consideration payable, stock-based compensation, and doubtful accounts receivable reserve expenses. Excluding the impact of these non-cash charges, operating expenses in the second quarter of 2025 would have been $24.2 million.

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Net Loss and Loss Per Share

Net Loss for the second quarter of 2025 was ($32.0) million, or ($0.31) per basic and diluted share, compared to a net loss of ($20.1) million, or ($0.20) per basic and diluted share in the second quarter of 2024. Net loss in the first six months of 2025 was ($52.7) million or (0.51) per basic and diluted share, compared to a net loss in the first six months of 2024 of ($37.2) million or ($0.37) per basic and diluted share.

As of June 30, 2025, the weighted average number of shares outstanding was 102.9 million. As of June 30, 2024, the weighted average number of shares outstanding was 101.0 million.

Adjusted EBITDA and Adjusted EPS

Adjusted EBITDA for the second quarter of 2025 was a loss of ($24.5) million compared to an adjusted EBITDA loss of ($14.7) million in the second quarter of 2024. Adjusted EBITDA for the first six months of 2025 was a loss of ($39.9 million) compared to an adjusted EBITDA loss of ($24.9) million in the first six months of 2024.

Adjusted EBITDA (defined as earnings/loss before interest income/expense, provision for income taxes, depreciation and amortization, stock-based compensation, acquisition related costs, estimated loss related to underperforming assets of subsidiary, change in fair value related to Envoy consideration payable, and assets impairment is a non-GAAP financial measure management uses as a proxy for net income/loss. See “Non-GAAP Financial Measures” for a reconciliation of GAAP to Non-GAAP financial measures included at the end of this release.

Adjusted EPS for the second quarter of 2025 was a loss of ($0.26) compared to an adjusted EPS loss of ($0.18) in the second quarter of 2024. Adjusted EPS in the first six months of 2025 was a loss of ($0.45) compared to an adjusted EPS loss of ($0.31) in the first six months of 2024.

Adjusted EPS (defined as earnings/loss per diluted share) is a non-GAAP financial measure management uses to assess earnings/loss per diluted share excluding non-recurring items such as amortization expense of intangible assets, estimated loss related to underperforming assets of subsidiary, change in fair value related to Envoy consideration payable and assets impairment. See “Non-GAAP Financial Measures” for a reconciliation of GAAP to Non-GAAP financial measures included at the end of this release.

Cash Liquidity

As of June 30, 2025, cash, cash equivalents, and marketable securities totaled $25.3 million compared to $55.4 million as of December 31, 2024. Blink had no cash debt as of June 30, 2025.

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Second Quarter 2025 Highlights:

●	Michael Bercovich was named Chief Financial Officer of Blink. He previously served as Chief Financial Officer at Helios Global Payments Solutions, MyOutDesk, Cialfo and Elements Global Services, where he led a variety of functions, such as finance and operations, corporate development, investor relations, treasury, and strategic initiatives including fundraising. He has a proven record of establishing and managing global financial operations, treasury and tax in over 40 countries.

●	Blink and Axxeltrova Capital entered into a non-binding term sheet with respect to the previously proposed £100 million Special Purpose Vehicle (SPV) to support growth in EV charging development across the UK through the Local Electric Vehicle Infrastructure (LEVI) program.

●	Alex Calnan was named Managing Director of Europe, leading Blink’s efforts throughout the continent, including the United Kingdom, Ireland, Belgium, and the Netherlands. He previously served as Managing Director of the UK subsidiary, Blink Charging UK Ltd (“Blink UK”)

●	Blink, WirelessCar and ChargeHub have teamed to collaborate to launch an innovative ‘Seamless Charging’ pilot program in the United States and Canada. This ground-breaking initiative is designed to redefine the EV charging experience, making it faster, easier, and more accessible for drivers.

●	Blink UK executed a contract with North Hertfordshire Council to install and operate 18 new EV charging stations in strategic locations throughout North Hertfordshire, bringing the total of charging stations across the entire Hertfordshire County to just under 1,000 units. The initiative provides residents, businesses, and visitors greater access to reliable and efficient charging facilities.

Earnings Conference Call

Blink Charging will host a conference call and webcast to discuss second quarter 2025 results today, August 18, 2025, at 4:30 PM, Eastern Time.

To access the live webcast, log onto the Blink Charging website at www.blinkcharging.com, and click on the News/Events section of the Investor Relations page. Investors may also access the webcast via the following link:

https://www.webcaster4.com/Webcast/Page/2468/52781

To participate in the call by phone, dial (888) 506-0062 approximately five minutes prior to the scheduled start time. International callers please dial (973) 528-0011. Callers should use access code: 977675.

A replay of the teleconference will be available until September 17, 2025, and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 52781.

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BLINK CHARGING CO.

Condensed Consolidated Statements of Operations

(in thousands, except for share and per share amounts)

(unaudited)

	For The Three Months Ended		For The Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenues:
Product sales	$14,508	$23,582	$22,889	$51,090
Charging service revenue	7,691	4,936	14,471	9,963
Network fees	2,954	1,907	5,580	3,972
Warranty	1,582	1,340	2,537	2,293
Grant and rebate	32	52	192	635
Car-sharing services	1,111	1,202	2,286	2,299
Other	789	243	1,466	578

Total Revenues	28,667	33,262	49,421	70,830

Cost of Revenues:
Cost of product sales	17,036	14,241	22,584	30,843
Cost of charging services	1,062	495	1,966	1,200
Host provider fees	4,275	3,282	7,927	6,324
Network costs	636	650	1,099	1,239
Warranty and repairs and maintenance	1,291	981	2,131	1,586
Car-sharing services	1,066	1,284	1,751	2,146
Depreciation and amortization	1,207	1,616	2,500	3,360
			-
Total Cost of Revenues	26,573	22,549	39,958	46,698

Gross Profit	2,094	10,713	9,463	24,132

Operating Expenses:
Compensation	13,772	17,654	27,321	32,611
General and administrative expenses	11,808	8,003	20,680	15,810
Other operating expenses	6,939	4,958	12,288	11,396
Change in fair value of consideration payable	1,784	747	2,463	2,447

Total Operating Expenses	34,303	31,362	62,752	62,264

Loss From Operations	(32,209)	(20,649)	(53,289)	(38,132)

Other Income (Expense):
Interest income (expense)	71	(46)	15	(473)
Change in fair value of derivative and other accrued liabilities	(9)	(17)	(7)	(15)
Dividend and interest income	283	817	738	1,580

Total Other Income	345	754	746	1,092

Loss Before Income Taxes	$(31,864)	$(19,895)	$(52,543)	$(37,040)

Provision for income taxes	(95)	(164)	(123)	(192)

Net Loss	$(31,959)	$(20,059)	$(52,666)	$(37,232)

Net Loss Per Share:
Basic	$(0.31)	$(0.20)	$(0.51)	$(0.37)
Diluted	$(0.31)	$(0.20)	$(0.51)	$(0.37)

Weighted Average Number of
Common Shares Outstanding:
Basic	102,899,705	101,009,593	102,684,303	100,456,032
Diluted	102,899,705	101,009,593	102,684,303	100,456,032

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BLINK CHARGING CO.

Condensed Consolidated Balance Sheets

(in thousands, except for share amounts)

	June 30,	December 31,
	2025	2024

Assets
Current Assets:
Cash and cash equivalents	$25,318	$41,774
Marketable securities	-	13,630
Accounts receivable, net	34,703	43,201
Inventory, net	32,706	38,280
Prepaid expenses and other current assets	5,773	4,267

Total Current Assets	98,500	141,152
Restricted cash	84	78
Property and equipment, net	36,087	38,671
Operating lease right-of-use asset	7,549	9,212
Intangible assets, net	7,666	10,388
Goodwill	17,897	17,897
Other assets	639	590

Total Assets	$168,422	$217,988

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$25,939	$28,888
Accrued expenses and other current liabilities	8,956	9,482
Notes payable	265	265
Current portion of operating lease liabilities	3,661	3,216
Current portion of financing lease liabilities	35	34
Current portion of deferred revenue	19,153	17,359

Total Current Liabilities	58,009	59,244
Consideration payable	23,491	21,028
Operating lease liabilities, non-current portion	5,526	7,162
Financing lease liabilities, non-current portion	79	97
Deferred revenue, non-current portion	9,813	10,603
Other liabilities	752	1,152

Total Liabilities	97,670	99,286

Commitments and contingencies (Note 9)

Stockholders’ Equity:
Preferred stock, $0.001 par value, 40,000,000 shares authorized, 0 shares issued and outstanding as of June 30, 2025 and December 31, 2024 , respectively	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 103,100,485 and 101,970,907 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	103	102
Additional paid-in capital	862,943	860,300
Accumulated other comprehensive income (loss)	(3,773)	(5,845)
Accumulated deficit	(788,521)	(735,855)

Total Stockholders’ Equity	70,752	118,702

Total Liabilities and Stockholders’ Equity	$168,422	$217,988

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BLINK CHARGING CO. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	For The Six Months Ended
	June 30,
	2025	2024
Cash Flows From Operating Activities:
Net loss	$(52,666)	$(37,232)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,583	6,579
Non-cash lease expense	2,254	2,438
Loss on disposal of fixed assets	5,762	39
Change in fair value of derivative and other accrued liabilities	(7)	(15)
Change in fair value of consideration payable	2,463	2,447
Provision for slow moving and obsolete inventory	4,571	822
Provision for credit losses	7,250	903
Stock-based compensation	1,753	1,950
Changes in operating assets and liabilities:
Accounts receivable	2,496	(6,990)
Inventory	961	2,239
Prepaid expenses and other current assets	(1,279)	1,349
Other assets	(25)	26
Accounts payable and accrued expenses	(5,697)	(1,099)
Other liabilities	(400)	-
Lease liabilities	(1,794)	(2,052)
Deferred revenue	251	2,861

Total Adjustments	24,142	11,497

Net Cash Used In Operating Activities	(28,524)	(25,735)

Cash Flows From Investing Activities:
Proceeds from sale of marketable securities	13,630	5,500
Proceeds from sale of equity method investment	223	-
Purchase of marketable securities	-	(634)
Capitalization of engineering costs	(205)	(155)
Purchases of property and equipment	(3,542)	(8,584)

Net Cash Provided By (Used In) Investing Activities	10,106	(3,873)

Cash Flows From Financing Activities:
Proceeds from sale of common stock in public offering, net [1]	891	25,070
Repayment of note payable	-	(37,881)
Proceeds from exercise of options and warrants	-	-
Repayment of financing liability in connection with finance lease	(17)	(375)
Payment of financing liability in connection with internal use software	-	(286)

Net Cash Provided By (Used In) Financing Activities	874	(13,472)

Effect of Exchange Rate Changes on Cash and Cash Equivalents and Restricted Cash	1,094	136

Net Decrease In Cash and Cash Equivalents and Restricted Cash	(16,450)	(42,944)

Cash and Cash Equivalents and Restricted Cash - Beginning of Period	41,852	98,800

Cash and Cash Equivalents and Restricted Cash - End of Period	$25,402	$55,856

Cash and cash equivalents and restricted cash consisted of the following:
Cash and cash equivalents	$25,318	$55,781
Restricted cash	84	75
	$25,402	$55,856

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Non-GAAP Financial Measures

The following table reconciles Net Loss attributable to Blink Charging to EBITDA and Adjusted EBITDA for the periods shown:

	For The Three Months Ended		For The Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net Loss	$(31,959)	$(20,059)	$(52,666)	$(37,232)
Add:
Interest Expense	(71)	46	(15)	473
Provision for Income Taxes	31	164	59	192
Depreciation and amortization	3,294	3,236	6,783	6,579
EBITDA	(28,705)	(16,613)	(45,839)	(29,988)
Add:
Stock-based compensation	741	1,034	1,707	1,951
Acquisition-related costs	-	12	-	26
Estimated loss related to underperforming assets of subsidiary	-	112	-	676
Change in fair value related to consideration payable	1,784	747	2,463	2,447
Assets Impairment	1,732	-	1,732	-
Adjusted EBITDA	$(24,448)	$(14,708)	$(39,937)	$(24,888)

The following table reconciles EPS attributable to Blink Charging to Adjusted EPS for the periods shown:

	For The Three Months Ended		For The Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net Income - per diluted share	$(0.31)	$(0.20)	$(0.51)	$(0.37)
Per diluted share adjustments:
Add: Amortization expense of intangible assets	0.01	0.01	0.02	0.03
Acquisition-related costs	-	0.00	-	0.00
Estimated loss related to disposal of underperforming subsidiary	-	0.00	-	0.01
Change in fair value related to consideration payable	0.02	0.01	0.02	0.02
Assets Impairment	0.02	-	0.02	-
Adjusted EPS	$(0.26)	$(0.18)	$(0.45)	$(0.31)

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Blink Charging Co. publicly reports its financial information in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). To facilitate external analysis of the Company’s operating performance, Blink Charging also presents financial information that is considered “non-GAAP financial measures” under Regulation G and related reporting requirements promulgated by the U.S. Securities and Exchange Commission. Non-GAAP measures should be considered in addition to, and not as a substitute for, or superior to, Net Income (Loss) or other measures of financial performance prepared in accordance with GAAP and may be different than those presented by other companies, including Blink Charging’s competitors. EBITDA and Adjusted EBITDA are not performance measures calculated in accordance with GAAP and are therefore considered non-GAAP measures. Reconciliation tables are presented above.

EBITDA is defined as earnings (loss) attributable to Blink Charging before interest income (expense), provision for income taxes, depreciation and amortization. Blink Charging believes EBITDA is useful to its management, securities analysts, and investors in evaluating operating performance because it is one of the primary measures used to evaluate the economic productivity of the Company’s operations, including its ability to obtain and maintain its customers, its ability to operate its business effectively, the efficiency of its employees and the profitability associated with their performance. It also helps Blink Charging’s management, securities analysts, and investors to meaningfully evaluate and compare the results of the Company’s operations from period to period on a consistent basis by removing the impact of its merger and acquisition expenses, financing transactions, and the depreciation and amortization impact of capital investments from its operating results.

The Company also believes that Adjusted EBITDA, defined as EBITDA adjusted for non-recurring or non-cash items such as stock-based compensation, acquisition related costs, estimated loss related to sale of underperforming assets of subsidiary, change in fair value related to consideration payable, and assets impairment is useful to securities analysts and investors to evaluate the Company’s core operating results and financial performance because it excludes items that are significant non-cash or non-recurring expenses reflected in the Condensed Consolidated Statements of Operations.

Our definition of Adjusted EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Net Loss, and Diluted Earnings per Share.

About Blink Charging

Blink Charging Co. (Nasdaq: BLNK) is a global leader in electric vehicle (EV) charging equipment and services, enabling drivers, hosts, and fleets to easily transition to electric transportation through innovative charging solutions. Blink’s principal line of products and services include Blink’s EV charging networks (“Blink Networks”), EV charging equipment, and EV charging services. Blink Networks use proprietary, cloud-based software that operates, maintains, and tracks the EV charging stations connected to the network and the associated charging data. Blink has established key strategic partnerships for rolling out adoption across numerous location types, including parking facilities, multifamily residences and condos, workplace locations, health care/medical facilities, schools and universities, airports, auto dealers, hotels, mixed-use municipal locations, parks and recreation areas, religious institutions, restaurants, retailers, stadiums, supermarkets, and transportation hubs.

For more information, please visit https://blinkcharging.com/.

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, and terms such as “anticipate,” “expect,” “intend,” “may,” “will,” “should” or other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the intent, belief or current expectations of Blink and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including achieving its 2025 revenue and gross margin targets and its projected 2025 adjusted EBITDA run rate and timeline, and the risk factors described in Blink’s periodic reports filed with the SEC, and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by federal securities law, Blink Charging undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.

Blink Investor Relations Contact

Vitalie Stelea

IR@BlinkCharging.com

305-521-0200 ext. 446

Blink Media Contact

Felicitas Massa

PR@BlinkCharging.com

305-521-0200 ext. 266

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